Exhibit 99.1

IRET Completes Sale of Medical Office Building Portfolio

MINNEAPOLIS, MN, January 2, 2018 — IRET (NYSE: IRET) substantially completed the sale of its medical office building portfolio on December 29, 2017, closing on 25 properties for an aggregate sale price of approximately $367.7 million.  This follows the Company’s announcement on November 30, 2017, that it entered into a purchase and sale agreement to sell the Company’s entire healthcare portfolio, consisting of 28 healthcare properties and one other commercial property occupied by a healthcare tenant.

Prior to closing, the parties agreed to remove one property from the sale, added closing conditions to three properties, and adjusted the purchase price on the remaining properties.  Over the next six months, if the additional closing conditions are met, IRET expects to complete the sale of three additional properties for an aggregate sale price of approximately $32.4 million. IRET also expects to sell the one property removed from this portfolio sale in connection with its efforts to opportunistically sell its remaining commercial properties.

“The sale of the medical office building portfolio is a major milestone for IRET representing the final step necessary to transform us into a focused multifamily company,” said Mark O. Decker, Jr., President and CEO.  “Over the past 18 months, we have been strategically selling our senior housing, commercial, medical office and other non-core properties, and with the completion of this sale, we will have sold more than $750 million of non-core assets in this time period.”  Mr. Decker continued, “We could not have accomplished this transformation without the dedicated effort of countless members of our team.  We plan to deploy the proceeds from this sale to enhance our multifamily portfolio in the Twin Cities, Denver, and other key strategic markets.”

About IRET

IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of multifamily apartment communities.  As of October 31, 2017, IRET owned interests in 89 multifamily properties consisting of 13,576 apartment homes and 40 commercial properties, including 28 healthcare and 12 other commercial properties, with a total of 2.5 million square feet of leasable space.  IRET’s common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRET PRC, respectively).  IRET’s press releases and supplemental information are available on its website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.

Forward-Looking Statements

Certain statements in this press release are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from projected results.  Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved.  Any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements.  As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance.  Such risks and uncertainties those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in subsequent quarterly reports on Form 10-Q.  We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

Contact Information

Matthew Volpano

Senior Vice President — Capital Markets

Phone: 701-837-7104

E-mail: IR@iret.com